UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 20, 2007

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 20, 2007, the Board of Directors of Flow International Corporation (“Flow”) amended the section of Flow’s By-laws that governs shareholder nominations for election to the Board. The amendment extends the time for shareholder nominations for directors. The By-laws had provided that shareholder nominations for directors must be made between sixty and ninety days prior to the annual meeting, and, if the annual meeting date is set so that it is more than thirty days from the anniversary of the prior year’s meeting, any shareholder nominations must be received within ten days of the announcement of the meeting date. The amendment to the By-laws extends this time from ten to twenty days. A copy of the amended By-laws is attached as Exhibit 3.1 to this filing.

ITEM 9.01.	Exhibits

(d) Exhibits

3.1	By-laws of Flow International Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2007	FLOW INTERNATIONAL CORPORATION

	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary